Exhibit 10.43
FIRST MODIFICATION AND ADDITIONAL ADVANCE AGREEMENT
(Long Form)
This FIRST MODIFICATION AND ADDITIONAL ADVANCE AGREEMENT (Long Form) (this "Agreement") is dated as of January 23, 2020, by and among (i) KBSIII DOMAIN GATEWAY, LLC, KBSIII 1550 WEST MCEWEN DRIVE, LLC, KBSIII 155 NORTH 400 WEST, LLC, and KBSIII 515 CONGRESS, LLC, each a Delaware limited liability company (the "Existing Borrowers"), (ii) KBSIII 201 17TH STREET, LLC, a Delaware limited liability company ("Additional Borrower," and individually or collectively with the Existing Borrowers as the context may require, "Borrower" or "Borrowers"), (iii) U.S. BANK NATIONAL ASSOCIATION, a national banking association, as agent (in such capacity, "Agent"), and (iv) each lender party hereto (individually, a "Lender" and collectively with any lender that becomes a party to the Loan Agreement (defined below) in the future, the "Lenders").
RECITALS
A.Existing Borrowers, Agent and Lenders are parties to that certain Term Loan Agreement dated as of October 17, 2018 (as amended, restated, extended, supplemented, or otherwise modified in writing from time to time, the "Loan Agreement"). Pursuant to the Loan Agreement, Lenders made a loan to the Existing Borrowers in the original maximum principal amount of Two Hundred Fifteen Million and No/100 Dollars ($215,000,000.00) (the "Loan"), consisting of a Revolving Portion and a Non-Revolving Portion (as such terms are defined in the Loan Agreement). Subject to the satisfaction of the conditions set forth in Section 10.29 of the Loan Agreement and before giving effect to this Agreement, the Loan is subject to increase up to an aggregate principal amount of Three Hundred Eighty-Five Million and No/100 Dollars ($385,000,000.00).
B.The following documents, each of which is dated as of October 17, 2018 (unless otherwise specified), were executed in connection with the Loan, among others:
(i)One or more Promissory Notes in the original aggregate principal amount of $215,000,000.00, each made by Borrowers in favor of a Lender (collectively, the "Existing Notes").
(ii)Deed of Trust, Assignment of Leases and Rents, Security Agreement, Fixture Filing and Financing Statement (Domain Gateway Project) recorded as Instrument No. 2018164103 in the Official Records of Travis County, Texas on October 18, 2018 (the "Domain Gateway Deed of Trust");
(iii)Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (McEwen Project) recorded at Book 7494, Pages 1-36 in the Official Records of Williamson County, Tennessee on October 30, 2018 (the "McEwen Deed of Trust"); and
(iv)Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (Gateway Tech Project) recorded as Instrument No. 12869683 in the Official Records of Salt Lake County, Utah on October 17, 2018 (the "Salt Lake Hardware Deed of Trust"); and
(v)        Deed of Trust, Assignment of Leases and Rents, Security Agreement, Fixture Filing and Financing Statement (515 Congress Project) recorded as Instrument No. 2018164110 in the Official Records of Travis County, Texas on October 18, 2018 (the "515 Congress Deed of Trust", and collectively with the documents described in subsections (ii) through (iv) above, the "Existing Deeds of Trust").
C.In connection with the Loan, the Existing Borrowers and the Additional Borrower (by executing the Joinder (as defined below)), executed in favor of Agent and the Lenders that certain Environmental Indemnification Agreement dated as of October 17, 2018 (the "Environmental Indemnity") and the other "Loan Documents", as such term is defined in the Loan Agreement.
D.In connection with the Loan, KBS REIT Properties III, LLC, a Delaware limited liability company ("Guarantor"), executed in favor of Agent: (i) that certain Payment Guaranty Agreement dated as of October 17, 2018 (the "Payment Guaranty") and (ii) that certain Recourse Carve-Out Guaranty Agreement dated as of October 17, 2018 (the "Recourse Carve-Out Guaranty" and collectively with the Payment Guaranty, the "Guaranty").
E.Concurrently with entering into this Agreement, Additional Borrower, Existing Borrowers, Agent and the Lenders are entering into that certain Assumption and Joinder Agreement (the "Joinder"), pursuant to which, among other things, Additional Borrower is becoming a "Borrower" under the Loan Agreement and the other Loan Documents, and the property described in the 201 17th Street Deed of Trust (defined below) is being added as one of the "Properties" securing the Loan. In connection therewith, Additional Borrower is executing that certain Deed to Secure Debt, Assignment of Leases and Rents, Security Agreement and Fixture Filing (201 17th Street Project) dated as of even date herewith as grantor, to Agent, as grantee (the "201 17th Street Deed of Trust", collectively with the Existing Deeds of Trust and any other "Deed of Trust" (as defined in the Loan Agreement), the "Deeds of Trust") and encumbering certain real and personal property located in Fulton County, Georgia as more particularly described therein (the "201 17th Street Property").
F.As of the date of this Agreement (and prior to disbursement of any portion of the Additional Advance, as defined below), the Aggregate Commitment is $215,000,000.00, the Principal Balance is $210,112,500.00, the Revolving Portion is $107,500,000.00 (of which $102,612,500.00 of principal is outstanding), and the Non-Revolving Portion is $107,500,000.00 (of which $107,500,000.00 of principal is outstanding).
G.Additionally, immediately prior to the execution of this Agreement, Fifth Third Bank, an Ohio banking corporation ("Fifth Third"), and U.S. Bank National Association, a national banking association ("U.S. Bank"), are executing an Assignment and Assumption Agreement dated as of even date herewith (the "Assignment Agreement") with respect to Fifth Third's assignment of its obligations as a Lender under the Loan Agreement to U.S. Bank and U.S. Bank's assumption of such obligations.

H.Borrowers have requested that Lenders, among other things, increase the Aggregate Commitment (as defined in the Loan Agreement) from $215,000,000.00 to $325,000,000.00 in accordance with the terms and conditions set forth in this Agreement. In connection with such increase, Administrative Agent and Lenders have agreed to re-allocate the outstanding Commitments for each Lender who will remain a Lender following the Effective Date as set forth on Schedule 1 attached hereto (which Commitments include, to the extent necessary, an assignment and re-allocation of Fifth Third's interest in the Loan amongst the Lenders to reflect the amounts indicated in Schedule 1). In connection with such increase in the Aggregate Commitment and Lender's allocations thereof, the Existing Notes are being renewed, amended, restated and replaced, in their entirety by (collectively, the "New Notes"): (i) that certain Amended and Restated Promissory Note of even date herewith made by Borrower to the order of Associated Bank, National Association, in the face principal amount of $40,000,000.00, (ii) that certain Amended and Restated Promissory Note of even date herewith made by Borrower to the order of City National Bank, a national banking association, in the face principal amount of $60,000,000.00, (iii) that certain Second Amended and Restated Promissory Note of even date herewith made by Borrower to the order of U.S. Bank National Association, a national banking association, in the face principal amount of $95,000,000.00, (iv) that certain Amended and Restated Promissory Note of even date herewith made by Borrower to the order of Regions Bank in the face principal amount of $65,000,000.00, and (v) that certain Promissory Note of even date herewith made by Borrower to the order of Citizens Bank, a national banking association, in the face principal amount of $65,000,000.00.
I.As used herein, the term "Loan Documents" shall mean the Loan Agreement, the Notes (as defined below), the Guaranty, the Deeds of Trust, the Environmental Indemnity and the other "Loan Documents" as such term is defined in the Loan Agreement. This Agreement (including the Consent and Reaffirmation of Guarantor attached hereto), the Joinder, the Texas Property Junior Deeds of Trust (as defined below) and the Short Form Agreements (as defined below) also shall constitute Loan Documents. Capitalized terms used herein without definition have the meanings ascribed to them in the Loan Agreement. As used herein the terms "Borrower" or "Borrowers" shall mean, individually or collectively as the context may require, each Existing Borrower, Additional Borrower, and each additional New Borrower that becomes a Borrower pursuant to the provisions of Section 10.30 of the Loan Agreement. Unless otherwise specified, as used herein, the term "Borrower" shall mean each Borrower individually and all Borrowers collectively, and jointly and severally, using an interpretation most favorable to Agent and Lenders.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants, agreements and conditions set forth below and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Recitals; Representations; Reaffirmation of Loan. The foregoing recitals are true and correct and are incorporated herein by this reference. As of the Effective Date (as defined in Section 6 below), each Borrower hereby represents and warrants to Agent and the Lenders that, no Event of Default has occurred and is continuing and to Borrower's knowledge, no condition has occurred and is continuing that, with notice or the passage of time or both, would constitute an Event of Default. Each Borrower hereby reaffirms all of its obligations under the Loan Documents and relating to any Lender-Provided Swap Transactions, and acknowledges that it has no claims, offsets or defenses with respect to the payment of sums due under the Loan Agreement, the Notes or under any Lender-Provided Swap Transactions. Without limiting the foregoing, each Borrower reaffirms Agent's right, following the occurrence and during the continuance of any Event of Default, to apply any and all payments made by Borrower or otherwise received by Agent or the Lenders with respect to the Loan and any Lender-Provided Swap Transaction, including without limitation all proceeds received from the sale or liquidation of any collateral, to the obligations owing by Borrower under the Loan Documents and Lender-Provided Swap Transactions in such order and manner deemed appropriate by Agent in Agent's sole discretion, and each Borrower acknowledges that it shall have no right to direct Agent as to such application or designate the portion of the obligation to be satisfied.
2.Amendments to Loan Documents. In addition to any other amendments provided for herein, the Loan Documents are hereby modified, as follows (which modifications shall be effective as of the Effective Date, as defined below):
(a)Subject to the terms and conditions of this Agreement, Lenders agree to provide Borrowers, and Borrowers shall be deemed to have accepted (if and when disbursed), an increase in the Aggregate Commitment in the principal sum of $110,000,000.00 (the "Additional Advance"). The Additional Advance, together with the principal amount of the Loan, shall be evidenced by the Notes, and shall be secured by the Deeds of Trust (subject to the limitations on the maximum amount of principal indebtedness secured by each Deed of Trust, if any, set forth therein) and the other Loan Documents (except those Loan Documents specifically stated to be unsecured). Following the increase of the Aggregate Commitment by the Additional Advance, Agent, Lenders and Borrowers agree that clause (b) of the second sentence of Section 10.29 of the Loan Agreement is hereby amended such that Borrower shall be able to increase the Aggregate Commitment up to a maximum of $650,000,000 with respect to the Accordion Option (subject to the other terms and conditions of Section 10.29 of the Loan Agreement). The Loan shall be deemed consolidated with the Additional Advance to form a single indebtedness in the principal amount of $325,000,000.00 (the "Increased Aggregate Commitment"). For the avoidance of doubt, after the increase of the Aggregate Commitment by making the Additional Advance, the Aggregate Commitment shall be $325,000,000.00; the Non-Revolving Portion shall be $162,500,000.00, of which $162,500,000 has been funded; the Revolving Portion shall be $162,500,000.00, of which $114,122,500.48 has been funded. Subject to further increases of the Increased Aggregate Commitment pursuant to the exercise of the Accordion Option under the terms of Section 10.29 of the Loan Agreement, at no time during the term of the Loan shall the outstanding amounts owing under the Loan exceed the Increased Aggregate Commitment. The allocation of the Additional Advance between the Non-Revolving Portion and the Revolving Portion shall be $55,000,000.00 (for a total of $162,500,000.00) to the Revolving Portion and $55,000,000.00 (for a total of $162,500,000.00) to the Non-Revolving Portion, and any references in the Loan Documents to such terms shall be revised accordingly. From and after the Effective Date (as defined below), all references to the Aggregate Commitment set forth in the Loan Agreement and the other Loan Documents shall be deemed references to the Increased Aggregate Commitment, subject to decrease in accordance with an extension of the Maturity Date under Sections 2.8 and/or 2.9 of the Loan Agreement, the release of a Property under Section 10.31 of the Loan Agreement, or as set forth in Section 10.3 of the Loan Agreement. The Additional Advance shall be disbursed in accordance with the terms and conditions for disbursements set forth in the Loan Agreement.
(b)Schedule 1 to the Loan Agreement is hereby deleted in its entirety and replaced with Schedule 1 attached hereto.
(c)The last paragraph on page 1 of the Salt Lake Hardware Deed of Trust is hereby deleted in its entirety and replaced with the following:
"WHEREAS, pursuant to that certain Term Loan Agreement dated as of the date hereof among Trustor and each of the other borrowers from time to time a party thereto (individually and collectively, as the context may require, "Borrowers"), the Lenders from time to time party thereto and Administrative Agent (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the "Loan Agreement"), the Lenders have agreed to make certain advances from time to time to Borrower in the maximum aggregate principal amount of THREE HUNDRED TWENTY-FIVE MILLION AND NO/100 DOLLARS ($325,000,000.00) (which amount may be increased to SIX HUNDRED FIFTY MILLION AND NO/100 DOLLARS ($650,000,000.00) pursuant to the terms and conditions set forth in the Loan Agreement) (the "Loan") and evidenced by one or more promissory notes made by Borrowers and delivered to the Lenders (as the same may be amended, restated, replaced, extended, renewed, supplemented or otherwise modified from time to time, collectively, the "Notes");"
(d)The second paragraph on page 1 of the McEwen Deed of Trust is hereby deleted in its entirety and replaced with the following:
"WHEREAS, pursuant to that certain Term Loan Agreement dated as of the date hereof among Trustor and each of the other borrowers from time to time a party thereto (individually and collectively, as the context may require, "Borrowers"), the Lenders from time to time party thereto and Administrative Agent (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the "Loan Agreement"), the Lenders have agreed to make certain advances from time to time to Borrower in the maximum aggregate principal amount of THREE HUNDRED TWENTY-FIVE MILLION AND NO/100 DOLLARS ($325,000,000.00) (which amount may be increased to SIX HUNDRED FIFTY MILLION AND NO/100 DOLLARS ($650,000,000.00) pursuant to the terms and conditions set forth in the Loan Agreement) (the "Loan") and evidenced by one or more promissory notes made by Borrowers and delivered to the Lenders (as the same may be amended, restated, replaced, extended, renewed, supplemented or otherwise modified from time to time, collectively, the "Notes");"
(e)The second paragraph on page 1 of the Domain Gateway Deed of Trust is hereby deleted in its entirety and replaced with the following:

"WHEREAS, pursuant to that certain Term Loan Agreement dated as of the date hereof among Trustor and each of the other borrowers from time to time a party thereto (individually and collectively, as the context may require, "Borrowers"), the Lenders from time to time party thereto and Administrative Agent (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the "Loan Agreement"), the Lenders have agreed to make certain advances from time to time to Borrower in the maximum aggregate principal amount of THREE HUNDRED TWENTY-FIVE MILLION AND NO/100 DOLLARS ($325,000,000.00) (which amount may be increased to SIX HUNDRED FIFTY MILLION AND NO/100 DOLLARS ($650,000,000.00) pursuant to the terms and conditions set forth in the Loan Agreement) (the "Loan") and evidenced by one or more promissory notes made by Borrowers and delivered to the Lenders (as the same may be amended, restated, replaced, extended, renewed, supplemented or otherwise modified from time to time, collectively, the "Notes");"
(f)The second paragraph on page 1 of the 515 Congress Deed of Trust is hereby deleted in its entirety and replaced with the following:
"WHEREAS, pursuant to that certain Term Loan Agreement dated as of the date hereof among Trustor and each of the other borrowers from time to time a party thereto (individually and collectively, as the context may require, "Borrowers"), the Lenders from time to time party thereto and Administrative Agent (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the "Loan Agreement"), the Lenders have agreed to make certain advances from time to time to Borrower in the maximum aggregate principal amount of THREE HUNDRED TWENTY-FIVE MILLION AND NO/100 DOLLARS ($325,000,000.00) (which amount may be increased to SIX HUNDRED FIFTY MILLION AND NO/100 DOLLARS ($650,000,000.00) pursuant to the terms and conditions set forth in the Loan Agreement) (the "Loan") and evidenced by one or more promissory notes made by Borrowers and delivered to the Lenders (as the same may be amended, restated, replaced, extended, renewed, supplemented or otherwise modified from time to time, collectively, the "Notes");"
(g)Any provisions in the Domain Gateway Deed of Trust and the 515 Congress Deed of Trust or any other Loan Documents prohibiting the applicable Borrower from further encumbering the Domain Gateway Project or the 515 Congress Project (as applicable) are hereby waived by Agent and the Lenders solely to the extent required to permit the applicable Borrower to execute the Texas Property Junior Deeds of Trust (as defined herein) in favor of Agent and to permit such Texas Property Junior Deeds of Trust to be recorded, in a lien priority position junior and subordinate only to the Domain Gateway Deed of Trust and the 515 Congress Deed of Trust (as applicable), in the official records of the applicable counties in the State of Texas in which such Properties are located. Agent and the Lenders hereby acknowledge and agree that the execution and recordation of such Texas Property Junior Deeds of Trust shall not constitute an "Event of Default" under the Domain Gateway Deed of Trust and the 515 Congress Deed of Trust, notwithstanding anything to the contrary set forth therein.

(h)The definition of "Security Instrument" set forth in the "Definitions and Interpretations" section of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
"'Security Instrument': Means, individually and collectively as the context may require, each mortgage, deed of trust, deed to secure debt with assignment of leases or similar security agreement, executed and delivered by a Borrower as security for the Obligations which encumbers a Project, as the same may be amended, restated, supplemented or modified from time to time, including without limitation the "Texas Property Junior Deeds of Trust" as defined in that certain First Modification and Additional Advance Agreement (Long Form) dated as of January 23, 2020 by and among Borrowers, Agent and Lenders."
(i)Guarantor, by its signature to the attached Consent and Reaffirmation of Guarantor, acknowledges and agrees that the "Base Guaranteed Amount" for which it shall be liable under the Payment Guaranty has been increased to $81,250,000.00 plus all other amounts specified therein as being guaranteed thereby pursuant to the express terms thereof, including, without limitation, the limitations and reduction provisions set forth in Section 27 of the Payment Guaranty.
(j)The first paragraph of Section 27(a) of the Payment Guaranty is hereby deleted in its entirety and replaced with the following:
"(a) Notwithstanding anything to the contrary contained herein, the maximum liability of the Guarantor under this Guaranty shall not exceed (i) the Base Guaranteed Amount (defined below as the same shall be determined from time to time), plus (ii) the expenses and fees of legal counsel in connection with any collection and/or enforcement relative to this Guaranty."
(k)The definition of "Availability Amount" set forth in the "Definitions and Interpretations" section of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
"'Availability Amount': Means the lesser of (a) the Aggregate Commitment (as such amount may from time-to-time be increased or decreased in accordance with the terms of this Agreement), and (b) the Borrowing Base Amount."
(l)The definition of "Borrowing Base Amount" set forth in the "Definitions and Interpretations" section of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
"'Borrowing Base Amount': Shall mean the lesser of (a) the product obtained by multiplying the Maximum Borrowing Base Leverage Ratio by the Borrowing Base Value (provided that at Administrative Agent's election, such amount determined under this subparagraph (a) may be capped should the Borrowing Base Amount associated with the future admittance of a single project exceed $100,000,000 (which cap shall be determined at the time of admittance of any such Project as collateral for the Loan), and such Borrowing Base Amount for such Project shall remain capped at such amount unless otherwise approved by Administrative Agent), provided that the foregoing shall be waived for the Initial Projects, and (b) the Loan balance resulting in a Debt Service Coverage Ratio equal to the Minimum Borrowing Base DSCR, calculated by dividing (i) Annualized Net Operating Income for the Projects then securing the Loan by (ii) the product obtained by multiplying (A) the Minimum Borrowing Base DSCR by (B) the Borrowing Base Loan Constant."
(m)The definition of "Borrowing Base Value" set forth in the "Definitions and Interpretations" section of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
"'Borrowing Base Value': Shall mean the aggregate value of the Projects securing the Loan as of the date of calculation, which value shall be the then current "as-is" appraised value of the Projects based on the most recent appraisals for such Projects, subject to the adjustments set forth below in this definition, and provided that the value of the Domain Gateway Project shall be based on the "as-stabilized" appraised value per the CBRE Appraisal report dated November 26, 2019, with File Number 19-361SC-0282-1, provided if a new Appraisal is obtained for the Domain Gateway Project at any point in the future, the Borrowing Base Value for the Domain Gateway Project will thereafter be the then-current "as-is" appraised value of the Project. Borrower may request (in its sole discretion) that Administrative Agent reappraise any Project and in connection therewith order new Appraisals from time to time (but in no event more than once in any six-month period). Borrower shall pay the costs of any and all such Appraisals within ten days of written demand by Administrative Agent. In addition to any of the rights of Administrative Agent or Lenders hereunder to order Appraisals, Administrative Agent may at any time and from time to time order new Appraisals of the Projects during the existence of an Event of Default, and Borrower shall pay the costs of any and all such Appraisals within ten days of written demand by Administrative Agent. In addition, (unless otherwise approved by Administrative Agent) the Borrowing Base Value shall be subject to the following adjustments:
(a)If the aggregate value of Projects with Improvements consisting of a single tenant building exceeds thirty-five percent (35%) of the Borrowing Base Value, then, unless otherwise approved by the Required Lenders, the aggregate value attributed to such Projects for purposes of calculating the Borrowing Base Value shall be reduced to an amount so that the aggregate value of such single-tenant Projects used in determining the Borrowing Base Value does not exceed thirty-five percent (35%) of the Borrowing Base Value.
(b)If the Borrowing Base Value (prior to adjustment pursuant to this paragraph (b)) exceeds $200,000,000 and if the aggregate value of Projects located within the same Metropolitan Statistical Area ("MSA"), based on the then-current delineation of MSAs as designated by the United States Office of Management and Budget, exceeds fifty percent (50%) of the Borrowing Base

Value (prior to adjustment under this subparagraph (b)), then, unless otherwise approved by Administrative Agent, the aggregate value attributed to such Projects for purposes of calculating the Borrowing Base Value shall be reduced so that the aggregate value of the Projects located in the same MSA used in determining the Borrowing Base Value does not exceed 50% of the total Borrowing Base Value. Notwithstanding the foregoing, the threshold applied to the Austin-Round Rock, TX Metropolitan Statistical Area shall be 60% of the Borrowing Base Value until after any future addition or removal of a Project as collateral securing the Loan causes the aggregate value of Projects located within the Austin-Round Rock, TX Metropolitan Statistical Area to be 50% or less of the Borrowing Base Value. For the avoidance of doubt, until the 50% threshold applies to the Austin-Round Rock, TX Metropolitan Statistical Area, Borrower will not be permitted to add a Project within the Austin-Round Rock, TX Metropolitan Statistical Area unless otherwise approved by Administrative Agent.
(c)If the Borrowing Base Value exceeds $200,000,000 and if the aggregate value of Leasehold Projects exceeds twenty percent (20%) of the Borrowing Base Value, then, unless otherwise approved by the Required Lenders, the aggregate value attributed to such Leasehold Projects for purposes of calculating the Borrowing Base Value shall be reduced by a sufficient amount such that the aggregate value of the Leasehold Projects used in determining the Borrowing Base Value does not exceed 20% of the Borrowing Base Value)."
(n)The definitions of "Initial Maturity Date", "First Option Maturity Date", and "Second Option Maturity Date" set forth in the "Definitions and Interpretations" section of the Loan Agreement, Section 2.8 of the Loan Agreement, and Section 2.9 of the Loan Agreement are each hereby deleted in their entirety and replaced with the following:
"'Initial Maturity Date': Means March 1, 2023."
"'First Option Maturity Date': Means March 1, 2024."
"'Second Option Maturity Date': Means March 1, 2025."
For the avoidance of doubt, Borrower shall have two (2) remaining options to extend the maturity date of the Loan, as more specifically set forth in Sections 2.8 and 2.9 of the Loan Agreement (as amended hereby).
(o)The definition of "Gross Operating Income" set forth in the "Definitions and Interpretations" section of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
“’Gross Operating Income’: Shall mean the sum of any and all Rental Income, and all other normal and recurring (but not extraordinary) cash income accrued during the applicable time period in question (the “Calculation Period”) and paid, whether paid in the applicable period of time in question or another, from the ownership, use and operation of the Projects that continue to then be encumbered by the Security Instruments and contribute to the Borrowing Base Amount. In calculating Gross Operating Income, Administrative Agent shall include in Rental Income the base rent payable under any lease which is in a free rent period during the Calculation Period, subject to the following conditions: (i) the tenant under such lease is not in default, (ii) Administrative Agent has approved the terms of the lease in its reasonable discretion, (iii) as of the end of the Calculation Period the number of months remaining prior to the date rent commences under such lease does not exceed six months, and (iv) Administrative Agent shall make such positive adjustment to Rental Income for the amount which equals the product of (a) the number of months of free rent during the Calculation Period provided such months are during the six-month period prior to the date rent commences under such lease multiplied by (b) the actual monthly rent collections anticipated on the date rent commences under such lease. The preceding sentence shall not be deemed to modify Section 6.29 hereof and shall provide Administrative Agent with approval rights only with respect to including base rent payable under leases in a "free rent" period in the calculation of Net Operating Income. With respect to the Nelson Mullins Riley & Scarborough LLP (“Nelson Mullins”) lease at the 201 17th Street Property, Administrative Agent shall include in Rental Income all of the income associated with such lease, calculated based on the sum of all rental income for Nelson Mullins over the past 12 months divided by two (which amount shall then be annualized when calculated). If, as of the Calculation Period, less than 12 months have lapsed since the expiration of the initial free rent period, then the base rental income for the Nelson Mullins lease will be calculated based on the sum of all rental income over the 12-month period following the initial free rent period divided by two.”
(p)The definition of "Rental Income" set forth in the "Definitions and Interpretations" section of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
"'Rental Income': Shall mean the accrued rental income earned for the applicable period of time in question and paid (whether in the applicable period of time in question or another), excluding any adjustments for straight-line rents, above and below-market rent amortization, and lease incentive amortization by Borrower for the applicable period of time in question from the tenant leases of the Improvements which are then in effect (and as to which the tenants thereunder are paying rent)."
(q)Notwithstanding anything to the contrary in the Loan Agreement, including without limitation Section 6.9 thereof, or in any of the other Loan Documents, Administrative Agent hereby acknowledges and agrees that KBS Real Estate Investment Trust III, Inc. (the "REIT") shall have the right (in its discretion) to (i) convert to a REIT structured as a perpetual life nontraded daily or monthly "net asset value" REIT and/or (ii) merge with a smaller REIT (individually and collectively, the "REIT Conversion"), which REIT Conversion shall be expressly permitted by Administrative Agent provided that following such REIT Conversion, (a) the advisor to Borrowers and KBS Real Estate Investment Trust III, Inc. (or the surviving entity of any REIT Conversion, as applicable), shall be (x) KBS Capital Advisors LLC, (y) KBS Realty Advisors, LLC, or (z) another entity at least 50% owned (directly or indirectly) by (1) the estate of Peter Bren, or an irrevocable trust whose sole beneficiary is Linda Bren and whose trustee is Richard Bren, and/or (2) Charles J. Schreiber, Jr., individually or collectively, or any combination of the foregoing (entities and persons named in clauses (x), (y) and (z) above shall hereinafter be referred to, collectively and individually, as "KBS"), and (b) Guarantor or a Substitute Guarantor (as defined below) shall have a net worth equal to, or greater than, the then-current net worth of Guarantor. Any new entities within the Borrower, Guarantor or Substitute Guarantor ownership structure arising out of any such REIT Conversion shall be subject to the Agent and Lenders' know your customer ("KYC") and anti-money laundering ("AML") processes and receipt and approval by Agent and Lenders of appropriate financial statements, organization documents and other due diligence items reasonably required in connection therewith (including updated opinions of counsel). For purposes hereof, a Substitute Guarantor shall mean a new guarantor that (a) is wholly owned (directly or indirectly) by the REIT or the entity that survives the REIT Conversion, (b) directly or indirectly controls the Borrower, (c) owns (directly or indirectly) no less than a fifty percent (50%) interest in the Borrower, and (d) is approved by Lenders in writing, which approval shall not be unreasonably withheld.
(r)Section 2.5(a) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
"(a) If Administrative Agent or the Required Lenders determine (which determination will be conclusive in the absence of manifest error) (i) that deposits of a type and maturity appropriate to match fund Advances at the LIBOR Based Rate are not available to the Lenders in the relevant market, or (ii) that the interest rate applicable to Advances at the LIBOR Based Rate is not ascertainable or does not adequately and fairly reflect the cost of making or maintaining Advances at the LIBOR Based Rate, then the outstanding balance and all future Advances will accrue interest at the Base Rate."
(s)Section 2.8(d) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
"As of the Initial Maturity Date, the outstanding principal balance of the Loan shall not exceed the then current Availability Amount (based on evidence satisfactory to Administrative Agent and Lenders, including updated Appraisals of the Projects commissioned by Administrative Agent and approved by Administrative Agent and Lenders); provided, however, if the outstanding principal balance of the Loan exceeds the then current Availability Amount, Borrower may pay down the outstanding principal balance of the Loan prior to the Initial Maturity Date to an amount equal to or less than the Availability Amount;"
(t)Section 2.9(d) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
"As of the First Option Maturity Date, the outstanding principal balance of the Loan shall not exceed the then current Availability Amount (based on evidence satisfactory to Administrative Agent and Lenders, including updated Appraisals of the Projects commissioned by Administrative Agent and approved by Administrative Agent and Lenders); provided, however, if the outstanding principal balance of the Loan exceeds the then current Availability Amount, Borrower may pay down the outstanding principal balance of the Loan on or prior to the First Option Maturity Date to an amount equal to or less than the Availability Amount;"
(u)Sections 10.30(a) and (b) of the Loan Agreement are hereby deleted in their entirety and replaced with the following:
"(a) The Additional Project must be (i) unless otherwise approved by the Required Lenders, a fully developed and operating "Class A" or "Class B" property utilized principally as an office or industrial property, (ii) located in the contiguous United States (including the District of Columbia) or Hawaii, and (iii) unless otherwise approved by the Required Lenders, at least 85% occupied by tenants who are not the subject of any bankruptcy, reorganization, insolvency, liquidation, dissolution, receivership or similar proceeding.
(b) The owner of the Additional Project (the "New Borrower") shall be a single purpose entity wholly-owned, directly or indirectly, by Guarantor (unless otherwise approved by Administrative Agent) and otherwise satisfactory to Administrative Agent and Lenders in their sole discretion which (i) has no indebtedness or claims against it other than non-delinquent trade debt incurred in the ordinary course of business, (ii) shall assume, on a joint and several basis, the Loan and the other obligations of Borrowers hereunder and under the other Loan Documents pursuant to a Joinder Agreement and such other documents reasonably satisfactory to Administrative Agent and Lenders in their sole discretion, and (iii) does not have any Guarantor as a general partner, and does not otherwise have a structure where any Guarantor would be liable for such New Borrower's obligations under the Joinder Agreement absent the Guaranty."
(v)All references in any of the Deeds of Trust and all other references in the Loan Documents to the "Loan" shall mean the Loan, as amended hereby, by the Joinder, and by the Short Form Agreements.
3.Security Documents. The Deeds of Trust and all other Loan Documents which secure Borrowers' indebtedness and obligations under the Loan shall secure, in addition to all other indebtedness and obligations secured thereby, the payment and performance of all other present and future indebtedness and obligations of Borrowers under (A) this Agreement, (B) the Notes and all other Loan Documents, as amended by this Agreement, (C) all present and future Lender-Provided Swap Transactions, and (D) any and all amendments, modifications, renewals and/or extensions of this Agreement or the Notes, regardless of whether any such amendment, modification, renewal or extension is evidenced by a new or additional instrument, document or agreement. All references in the Deeds of Trust and all other references in the Loan Documents to the "Loan" shall mean the Loan, as amended by this Agreement and the Short Form Agreements.

4.Definitions. Except as provided in this Agreement, all references in the Loan Agreement, in each of the Deeds of Trust and in the other Loan Documents: (i) to the Loan Agreement shall mean the Loan Agreement as amended by this Agreement, (ii) to an Existing Deed of Trust shall mean such Existing Deed of Trust as amended hereby and by the applicable Short Form Agreement, (iii) the Loan Documents shall mean the Loan Documents as such term is defined in this Agreement, and (iv) to any particular Loan Document shall mean such Loan Document as modified by this Agreement, and all prior amendments, or any document executed pursuant thereto or hereto.
5.No Other Modifications. Except as expressly set forth above, the Loan Documents shall be and remain unmodified and in full force and effect.
6.Conditions Precedent. This Agreement shall not be effective, and neither Agent nor Lenders shall have any obligations hereunder, unless all of the following conditions are satisfied in a manner acceptable to Agent in Agent's sole judgment. The following conditions shall be deemed satisfied on the date (the "Effective Date") that Agent causes each of the Short Form Agreements (as defined below) and any other documents which Agent or Lenders may require or request in accordance with this Agreement or the other Loan Documents to be recorded in the official records of the county and state specified below (provided that, if for any reason any of the following conditions are not satisfied, or waived in writing by Agent, on or before the Effective Date, they shall continue as covenants of each party hereto to Agent and the Lenders to the extent reserved in writing by Agent prior to the Effective Date):
(a)Modification Documents. Agent shall have received and approved the executed originals of (i) this Agreement, including the Consent and Reaffirmation of Guarantor attached hereto, (ii) the New Notes, (iii) the Assignment Agreement, (iv) the Joinder by Additional Borrower, (v) the fully executed and acknowledged 201 17th Street Deed of Trust, (vi) the Texas Property Junior Deeds of Trust (as described in subparagraphs (1) and (2) below), and (vii) the fully executed and acknowledged modifications to deeds of trust and mortgages described in subparagraphs (3) through (6) below, each dated as of even date herewith executed by a Borrower and Agent (individually or collectively, the "Short Form Agreements", and collectively with this Agreement and the Consent and Reaffirmation of Guarantor attached hereto, the Joinder and the Texas Property Junior Deeds of Trust, the "Modification Documents"):
(1)That certain Junior Deed of Trust, Assignment of Leases and Rents, Security Agreement, Fixture Filing and Financing Statement (Domain Gateway Project) to be recorded in the Official Records of Travis County, Texas;
(2)That certain Junior Deed of Trust, Assignment of Leases and Rents, Security Agreement, Fixture Filing and Financing Statement (515 Congress Project) to be recorded in the Official Records of Travis County, Texas; (collectively with the document described in subparagraph (1) above, the "Texas Property Junior Deeds of Trust");

(3)That certain First Modification and Additional Advance Agreement (Short Form) (Domain Gateway Project) to be recorded in the Official Records of Travis County, Texas;
(4)That certain First Modification and Additional Advance Agreement (Short Form) (515 Congress Project) to be recorded in the Official Records of Travis County, Texas;
(5)That certain First Modification and Additional Advance Agreement (Short Form) (McEwen Project) to be recorded in the Register's Office for Williamson County, Tennessee; and
(6)That certain First Modification and Additional Advance Agreement (Short Form) (Gateway Tech Project) to be recorded in the Official Records of Salt Lake County, Utah.
(b)Recordation. The 201 17th Street Deed of Trust, the Texas Property Junior Deeds of Trust, and the Short Form Agreements shall have been recorded in the official records of the county and state as set forth above, all in accordance with Agent's instructions to the applicable title company.
(c)Status of Title. Borrowers shall cause the applicable title company to issue at Borrowers' expense (i) a new Title Policy with respect to the 201 17th Street Property in accordance with the requirements of the Loan Agreement, (ii) a new Title Policy with respect to each of the Texas Property Junior Deeds of Trust in accordance with the requirements of the Loan Agreement, in the amount of $2,000,000 with respect to the 515 Congress Project and $12,275,000 with respect to the Domain Gateway Project, and (iii) such endorsements (including, without limitation, CLTA 110.5 Modification Endorsements (or their local equivalents) to each Title Policy as Agent shall require insuring that fee title to the Properties is vested in the applicable Borrower and insuring the continuing validity and firstposition lien priority of each of the Deeds of Trust, in light of this Agreement (to the extent such endorsements and continuations are available). The Title Policy insuring the 201 17th Street Property shall be aggregated with the Title Policies for the Deeds of Trust via tie-in endorsements acceptable to Agent (to the extent available in the applicable jurisdiction).
(d)Financing Statement for Additional Borrower. A UCC1 Financing Statement with the Additional Borrower, as debtor, in favor of Agent, as secured party, shall be filed with the Delaware Department of State and a UCC search shall show no other financing statements filed with respect to the Additional Borrower or the 201 17th Street Property.
(e)Formation Documents. Borrowers shall have delivered to Agent all documents evidencing the formation, organization, good standing and valid existence of (i) the Additional Borrower, and (ii) each other Borrower and Guarantor (to the extent such documents have been amended or modified since the original closing date).
(f)Opinion of Counsel. Borrowers shall have delivered to Agent one or more opinion(s) of counsel reasonably acceptable to Agent covering the due authorization of the

Additional Borrower to enter into the applicable Loan Documents, and the enforceability of the 201 17th Street Deed of Trust.
(g)Payment of Agent's Expenses. Borrowers shall have paid all costs and expenses incurred by Agent in connection with this Agreement, including attorneys' fees and costs, title insurance premiums, recording charges and the costs of any lien searches undertaken by Agent in connection with this Agreement.
(h)Payment of Fee. Borrowers shall have paid to Agent the fees required under that certain Amended and Restated Fee Letter of even date herewith by and between Borrower and U.S. Bank.
(i)Default. No Event of Default has occurred and is continuing, and no event has occurred and is continuing which, with notice or the passage of time or both, would be an Event of Default.
(j)Additional Property Conditions. Each of the conditions set forth in Section 10.29 of the Loan Agreement with respect to the addition of an Additional Property shall have been satisfied with respect to the 201 17th Street Property or deemed waived (unless expressly reserved in writing) by Agent and the Lenders.
(k)Payment of Stub Interest. Borrowers shall have paid to Agent all accrued and outstanding interest attributable to Fifth Third's interest in the Loan through the Effective Date, as more specifically set forth on a closing statement approved by Borrowers and Agent.
7.Affirmation of Obligations Under Loan Documents; Swap Contracts. Borrowers each acknowledge, confirm, stipulate, agree, represent and warrant that each has no defense, claim, credit, offset or counterclaim to any of its obligations under any of the Loan Documents. Each Borrower further acknowledges the validity and enforceability of the Deeds of Trust as firstpriority liens on the Properties (except as to the Texas Property Junior Deeds of Trust, which are junior in priority solely to the applicable Existing Deed of Trust encumbering such Properties), all improvements located thereon and all of the "Property" described in each of the Deeds of Trust. Unless otherwise agreed to in writing by Lenders, the parties hereby agree that any Lender-Provided Swap Transactions (to the extent entered into by one or more Borrowers and secured by the Properties (or any of them), and expressly excluding any Lender-Provided Swap Transactions that are both (i) entered into by an affiliate of any Borrower where such affiliate is not a Borrower under the Loan, and (ii) not secured by any of the Properties) entered into with respect to the Loan shall include all Lenders under the Loan Agreement and shall be entered into on a pari-passu basis in accordance with each Lender's Commitment Percentage.

8.Miscellaneous.
(a)Entire Agreement. The Loan Documents, including this Agreement (a) integrate all the terms and conditions mentioned in or incidental to the Loan Documents; (b) supersede all oral negotiations and prior and other writings with respect to their subject matter; and (c) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in those documents and as the complete and exclusive statement of the terms agreed to by the parties. If there is any conflict between the terms, conditions and provisions of this Agreement and those of any other agreement or instrument, including any of the other Loan Documents, the terms, conditions and provisions of this Agreement shall prevail. By executing this Agreement and initialing below, each Borrower expressly represents and warrants that it did not rely on any representation, assurance or agreement, oral or written, not expressly set forth in this Agreement or any of the other Loan Documents in reaching its decision to enter into this Agreement or any of the other Loan Documents and that no promises or other representations have been made to Borrowers which conflict with the written terms of the Loan Documents. Each Borrower represents to Agent and Lenders that (i) it has read and understands the terms and conditions contained in this Agreement and the other Loan Documents executed in connection with this Agreement, (ii) its legal counsel has carefully reviewed all of the Loan Documents and it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement and all other Loan Documents, (iii) it is satisfied with its legal counsel and the advice received from it, and (iv) it has relied only on its review of the Loan Documents and its own legal counsel's advice and representations (and it has not relied on any advice or representations from Agent, any Lender or Agent's or any Lender's officers, employees, agents or attorneys). The Loan Documents may not be modified, amended or terminated except by a written agreement signed by each of the parties hereto.
/s/CJS /s/CJS /s/CJS
/s/CJS /s/CJS
Borrowers' Initials

Section 8(a)

(b)Definition of Loan Documents. Each of the Loan Documents is hereby modified to the extent necessary so that the term "Loan Documents," as such term may be used therein, shall be deemed to include this Agreement and all other Modification Documents.
(c)Further Assurances. Borrowers shall, upon the request of Agent or the Lenders, execute, acknowledge and deliver, or cause to be executed, acknowledged or delivered, such further documents, instruments or agreements, and perform such other acts, as may be necessary, desirable or proper for carrying out the intention or facilitating the performance of the terms of this Agreement, or for assuring the validity of, perfecting or preserving the lien of the Deeds of Trust or any other Loan Documents.
(d)No Third Parties Benefitted. This Agreement is entered into for the sole benefit of the parties hereto and no third party beneficiary rights shall be created hereby.
(e)Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties hereto.
(f)Assignment. This Agreement shall not be assignable by any Borrower and any purported assignment shall be void. This Agreement is assignable by Agent and any Lender in accordance with the terms of the Loan Agreement.
(g)Construction of this Agreement. The headings used in this Agreement are for convenience only and shall be disregarded in interpreting the substantive provisions of this Agreement. Time is of the essence of each term of the Loan Documents, including this Agreement. As used herein, the term "including" means "including, but not limited to," and the term "include(s)" means "include(s), without limitation." This Agreement has been drafted by all the parties hereto collectively. Therefore, each party to this Agreement agrees that any statute or rule of construction providing that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.
(h)Survival of Representations, Warranties and Covenants. Each and all provisions of this Agreement shall survive and remain in full force and effect until all obligations of Borrowers under the Loan Documents are paid and performed in full. All releases herein shall survive repayment and performance of such obligations and/or any foreclosure under or reconveyance of the Deeds of Trust.
(i)Governing Law; Waiver of Jury Trial. This Agreement, the rights of the parties hereunder and the interpretation hereof shall be governed by, and construed in accordance with, the laws of the State of California in all respects. To the maximum extent permitted by applicable law, Borrowers hereby waive any right to a trial by jury in any action relating to the Loan and/or the Loan Documents.
(j)Severability. In the event of any invalidity or unenforceability of any provision of this Agreement, the remainder of this Agreement shall remain in full force and effect.
(k)Reservation of Rights. Nothing contained in this Agreement shall prevent or in any way diminish or interfere with any rights or remedies, including the right to contribution, which Agent and/or Lenders may have against any party hereto under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified at Title 42 U.S.C. 9601 et seq.), as it may be amended from time to time, any successor statute thereto or any other applicable federal, state or local laws, all such rights being hereby expressly reserved.
(l)Reliance. Neither Agent nor Lenders would have consented to the extension of the Additional Advance to Borrowers and the other transactions specified herein without Borrowers entering into this Agreement. Accordingly, each of such parties intentionally and unconditionally enters into the covenants and agreements as set forth above and understands that, in reliance upon and in consideration of such covenants and agreements, Agent and Lenders have consented to the transactions contemplated herein and, as part and parcel thereof, specific monetary and other obligations have been, are being and shall be entered into which would not take place but for such reliance.
9.Same Indebtedness; Priority of Liens Not Affected. This Agreement and the execution of other documents contemplated hereby do not constitute the extinguishment of any debt evidenced by the Loan Documents, nor will they in any way affect or impair the liens and security interests created by the Loan Documents, which Borrowers acknowledge to be valid and existing liens on and security interests in the Properties. Borrowers agree that the liens and security interests created by the Deeds of Trust continue to be in full force and effect, unaffected and unimpaired by this Agreement or by the transactions contemplated herein and that said liens and security interests shall so continue in their perfection and priority until the debt secured by the Loan Documents is fully discharged.
10.Counterparts. This Agreement may be executed by the parties hereto in one or more separate counterparts, and counterpart original signature pages may be assembled into one original document.
11.Limitation on Liability. Section 10.33 of the Loan Agreement (the limited recourse provision) is by this reference hereby incorporated herein in its entirety.
[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BORROWERS:

KBSIII DOMAIN GATEWAY, LLC, a Delaware limited liability company

By:	KBSIII REIT ACQUISITION I, LLC, a Delaware limited liability company, its sole member

	By:	KBS REIT PROPERTIES III, LLC, a Delaware limited liability company, its sole member

		By:	KBS LIMITED PARTNERSHIP III, a Delaware limited partnership, its sole member

			By:	KBS REAL ESTATE INVESTMENT TRUST III, INC., a Maryland corporation, its general partner

				By:	/s/ Charles J. Schreiber, Jr. Charles J. Schreiber, Jr. Chief Executive Officer

KBSIII 515 CONGRESS, LLC, a Delaware limited liability company

By:	KBSIII REIT ACQUISITION XXVII, LLC, a Delaware limited liability company, its sole member

	By:	KBS REIT PROPERTIES III, LLC, a Delaware limited liability company, its sole member

		By:	KBS LIMITED PARTNERSHIP III, a Delaware limited partnership, its sole member

			By:	KBS REAL ESTATE INVESTMENT TRUST III, INC., a Maryland corporation, its general partner

				By:	/s/ Charles J. Schreiber, Jr. Charles J. Schreiber, Jr. Chief Executive Officer

KBSIII 155 NORTH 400 WEST, LLC, a Delaware limited liability company

By:	KBSIII REIT ACQUISITION V, LLC, a Delaware limited liability company, its sole member

	By:	KBS REIT PROPERTIES III, LLC, a Delaware limited liability company, its sole member

		By:	KBS LIMITED PARTNERSHIP III, a Delaware limited partnership, its sole member

			By:	KBS REAL ESTATE INVESTMENT TRUST III, INC., a Maryland corporation, its general partner

				By:	/s/ Charles J. Schreiber, Jr. Charles J. Schreiber, Jr. Chief Executive Officer

KBSIII 1550 WEST MCEWEN DRIVE, LLC, a Delaware limited liability company

By:	KBSIII REIT ACQUISITION IV, LLC, a Delaware limited liability company, its sole member

	By:	KBS REIT PROPERTIES III, LLC, a Delaware limited liability company, its sole member

		By:	KBS LIMITED PARTNERSHIP III, a Delaware limited partnership, its sole member

			By:	KBS REAL ESTATE INVESTMENT TRUST III, INC., a Maryland corporation, its general partner

				By:	/s/ Charles J. Schreiber, Jr. Charles J. Schreiber, Jr. Chief Executive Officer

KBSIII 201 17TH STREET, LLC, a Delaware limited liability company

By:	KBSIII REIT ACQUISITION XXV, LLC, a Delaware limited liability company, its sole member

	By:	KBS REIT PROPERTIES III, LLC, a Delaware limited liability company, its sole member

		By:	KBS LIMITED PARTNERSHIP III, a Delaware limited partnership, its sole member

			By:	KBS REAL ESTATE INVESTMENT TRUST III, INC., a Maryland corporation, its general partner

				By:	/s/ Charles J. Schreiber, Jr. Charles J. Schreiber, Jr. Chief Executive Officer

AGENT:
U.S. BANK NATIONAL ASSOCIATION,
a national banking association,
as Administrative Agent
By: /s/ Christopher R. Coburn
Name: Christopher R. Coburn
Title: Vice President
LENDERS:
U.S. BANK NATIONAL ASSOCIATION,
a national banking association,
By: /s/ Christopher R. Coburn
Name: Christopher R. Coburn
Title: Vice President
ASSOCIATED BANK, NATIONAL
ASSOCIATION,
By: /s/ Mitchell Vega
Name: Mitchell Vega
Title: Vice President
CITY NATIONAL BANK
By: /s/ Andrew Amaro
Name: Andrew Amaro
Title: Senior Vice President
REGIONS BANK
By: /s/ William Chalmers
Name: William Chalmers
Title: Assistant Vice President
CITIZENS BANK
By: /s/ Authorized Signatory
Name: Authorized Signatory
Title: VP

CONSENT AND REAFFIRMATION OF GUARANTOR
This Consent and Reaffirmation of Guarantor (this "Consent") is attached to that certain First Modification and Additional Advance Agreement (Long Form) (the "Modification Agreement") dated as of January 23, 2020 by and among (i) KBSIII DOMAIN GATEWAY, LLC, KBSIII 1550 WEST MCEWEN DRIVE, LLC, KBSIII 155 NORTH 400 WEST, LLC, and KBSIII 515 CONGRESS, LLC, each a Delaware limited liability company (collectively, "Existing Borrowers"), (ii) KBSIII 201 17TH STREET, LLC, a Delaware limited liability company ("Additional Borrower," and individually or collectively with the Existing Borrowers as the context may require, "Borrower" or "Borrowers"), (iii) U.S. BANK NATIONAL ASSOCIATION, a national banking association, as agent (in such capacity, "Agent"), and (v) each lender party hereto (individually, a "Lender" and collectively with any lender that becomes a party to the Loan Agreement (defined below) in the future, the "Lenders"). All capitalized terms used but not defined in this Consent shall have the meanings given to such terms in the Modification Agreement. KBS REIT PROPERTIES III, LLC, a Delaware limited liability company ("Guarantor"), hereby (i) acknowledges that it has read, reviewed with counsel and agrees to the terms, conditions, provisions and modifications of the Modification Agreement and the transactions contemplated thereby, including without limitation the modifications to that certain Payment Guaranty Agreement dated as of October 17, 2018 (as amended, the "Payment Guaranty") executed by Guarantor in favor of Agent and Lenders in connection with the Loan, (ii) reaffirms the full force and effectiveness of the Payment Guaranty and that certain Recourse Carve-Out Guaranty Agreement dated as of October 17, 2018 (the "Recourse Carve-Out Guaranty" and collectively with the Payment Guaranty, the "Guaranty") executed by Guarantor in favor of Agent and Lenders, as each may be modified by the Modification Agreement, (iii) agrees that Guarantor's obligations under the Guaranty shall remain unaffected by the Modification Agreement, except as specifically amended pursuant to Sections 2(i) and (j) thereof, and that all references in the Guaranty to (a) the Loan Documents shall include (without limitation) the Modification Agreement, and (b) any particular Loan Document shall mean such Loan Document as modified by the Modification Agreement, (iv) acknowledges and agrees that the "Base Guaranteed Amount" for which it shall be liable under the Payment Guaranty has been increased to $81,250,000.00 plus all other amounts specified in the Payment Guaranty, as amended by the Modification Agreement, as being guaranteed thereby, pursuant to the express terms thereof, including, without limitation, the limitations and reduction provisions set forth in Section 27 thereof, and (v) agrees that Guarantor's obligations under the Guaranty are separate and distinct from those of Borrowers with respect to the Loan.
[Signature on Following Page]

CONSENT

KBS REIT PROPERTIES III, LLC, a Delaware limited liability company

By:	KBS LIMITED PARTNERSHIP III, a Delaware limited partnership, its sole member

	By:	KBS REAL ESTATE INVESTMENT TRUST III, INC., a Maryland corporation, its general partner

		By:	/s/ Charles J. Schreiber, Jr. Charles J. Schreiber, Jr. Chief Executive Officer

CONSENT S-1

SCHEDULE 1
PRICING COMMITMENTS

Lender	$ Amount	Pro Rata Share
U.S. Bank	$95,000,000	29.23076923%

Regions Bank	$65,000,000	20.00000000%

Citizens Bank	$65,000,000	20.00000000%

City National Bank	$60,000,000	18.46153846%

Associated Bank	$40,000,000	12.30769231%

Schedule 1